Exhibit 10.4

Grace Rich Consulting Services Agreement

This is a Consulting Agreement (“Agreement”) dated September 16, 2013 by and between Scio Diamond Technology Corporation, a South Carolina corporation (“Scio”), whose primary office address is 411 University Ridge Rd, Suite D, Greenville, SC 29601 and Grace Rich Limited, a corporation duly established pursuant to the laws of the Hong Kong SAR of the People’s Republic of China (“PRC”) whose corporate office address is 354 Indusco Ct., Troy, Michigan 48083 (“Grace”) with respect to the provision by Scio of certain consulting services relative to the build-out (design and construction) of a facility and its associated infrastructure for the manufacturing and distribution of Single Crystal CVD Diamonds to Grace and its subsidiaries and affiliates.

Recitals

WHEREAS, Scio is in the business of research, development, manufacturing and distribution of Type lla Single Crystal CVD Diamonds throughout the world, is internationally well-known and has been in the diamond production business for a number of years.

WHEREAS, Grace is a newly formed corporation registered in the Hong Kong SAR, whose primary shareholders are Scio and SAAMABA, LLC, a Michigan limited liability company (“SAAMABA”), and was established on June 6, 2013 as an investment and holding company for the factory and distribution center to be formed pursuant to the laws of the PRC as a wholly foreign owned enterprise (“WFOE”);

WHEREAS, Grace is interested in building a manufacturing and distribution facility in the PRC for the manufacturing and distribution of Type lla Single Crystal CVD Diamonds and is in need of professional consulting and services related thereto which Scio can provide;

WHEREAS, Scio has the knowledge, expertise, knowhow and capabilities and desires to provide consulting services to Grace and its subsidiaries and affiliates, including Grace’s WFOE in China subject to the terms and conditions set forth below.

NOW THEREFORE, with the intention to be legally bound, and in consideration of the equity interest in Grace granted to Scio, and other mutual benefits to be derived here from, the parties hereby agree as follows:

1)                                     CONSULTANCY    Scio hereby agrees to provide and make available its knowledge, knowhow and best efforts on the designing, building and installation of a facility capable of producing Type lla Single Crystal CVD Diamonds in the PRC and such other consultancy, technical support, guidance and training as may be needed from time to time in order for Grace and/or its subsidiaries and affiliates to complete a fully functioning and working facility capable of producing the subject products in the quality and quantities that meet Grace’s business objectives.  This consultancy shall be provided for a reasonable reimbursement of time and reasonable actual out-of pocket expenses incurred by Scio in the performance of this Agreement shall be subject to reimbursement by Grace provided such expenses.  No other fees, compensation or remuneration shall be granted and none is offered to Scio for the services it has contractually obligated to perform hereunder.

2)                                     INDEPENDENT CONTRACTOR   Scio shall be treated as an independent contractor in performing the services referenced herein and shall be able to determine the manner, timing and methodology of delivering the services, albeit all consistent with professional standards.  In this regard, Scio shall be fully accountable to Grace and WOFE affiliate on the work it performs..  The relationship established hereunder between the parties shall not be construed as a partnership, joint venture or other form of joint enterprise. Except as specifically authorized by a party hereto, no party shall be authorized to make any representations or to create or assume any obligation or liability in respect or on behalf of the other party, and this Agreement shall not be construed as constituting either party as the agent of the other party.

4)                                     TERM   The term of this Agreement shall commence as of September 16, 2013 and shall continue until the termination of either of the operating or business license of Grace or WFOE, whichever shall occur last, or at the option of Grace or SCIO, termination of this Agreement upon thirty (30) days’ advance written notice to the other party.

5)                                     REIMBURSEMENT OF EXPENSES   In consideration of the provision of services to Grace and/or its subsidiaries and affiliates, Grace and/or its subsidiaries and affiliates who benefited from the services shall reimburse Scio, on a monthly basis, the face amount of all the agreed upon time costs and expenses incurred in connection with the performance of this Agreement, payable in United States Dollars (USD) via wire transfer into an account designated by Scio.  Original invoice or receipts for expenses incurred are required in order for reimbursement to apply.  The amount shall be paid without withholding and other deductions consistent with the requirements of the Inland Revenue and/or the tax authorities in the PRC.

Proprietary and Confidential	09/16/13

Wiring Instructions

Receiving Bank: South Carolina Bank and Trust, NA

Address:

200 E. Broad St, Suite 100

Greenville, SC 29601

Receiving Bank ABA#: xxxxxxxxx

SWIFT:  SBTTxxx

Account # funds will be wired to:

xxxxxxxxxx (for our general account)

xxxxxxxxxx (for Arque Capital Offering)

Beneficiary Name: SCIO Diamond Technology Corporation

Beneficiary Address:

411 University Ridge, Suite D

Greenville, SC 29601

6)                                     LIABILITY, INDEMNIFICATION   Neither party shall be liable to the other for any loss, claim, expense or damage, or any act or omission performed or omitted by it hereunder so long as its act or omission does not constitute fraud, bad faith or gross negligence. In no event shall Scio be liable for indirect, special consequential or exemplary damages. Scio in providing services shall not be liable to Grace for the consequences of any failure or delay in performing any such services if such failure shall be caused by labor disputes, strikes or other events or circumstances beyond such party’s control.  Grace shall indemnify Scio and hold Scio harmless from and against expenses, judgments, fines and amounts paid (with the consent of the other party) in settlement actually and reasonably incurred by Scio in connection therewith if Scio acted in good faith and provided that the Scio’s conduct does not constitute gross negligence, fraud or intentional misconduct.

7)                                     CONFIDENTIALITY   Any and all information obtained by any party in connection with the services contemplated by this Agreement shall be held in the strictest confidence and not disclosed to any other person without the written consent of the other party.

8)                                     NOTICES   All notices and other communications permitted or required hereunder shall be in writing and shall be deemed given when delivered by hand to an officer of the other party.

9)                                     BINDING   This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors.

10)                              ATTORNEYS FEES   This Agreement is solely for the benefit of the parties hereto and shall not confer upon third parties any remedy, claim, cause of action or other right in addition to those existing without reference to this Agreement. If either party shall bring suit against the other as a result of any alleged breach or failure by the other party to fulfill or perform any covenants or obligations under this Agreement or in any deed, instrument or other document delivered pursuant to this Agreement, or to seek declaratory relief as to the rights or obligations of either party to this Agreement, then in such event, the prevailing party in such action shall, in addition to any other relief granted or awarded by the Court, be entitled to judgment for reasonable attorneys’ fees incurred by reason of such action and all costs of suit and those incurred in preparation of suit, at both trial and appellate levels.

11)                              ENTIRE AGREEMENT   This Agreement, and any of its attachments and exhibits,  constitutes the entire agreement between the parties with respect to these matters.

12)                              PERMITTED ASSIGNS ONLY   This Agreement is not assignable except to a successor to the business of either party. Neither the rights nor the duties arising hereunder may be assigned or delegated. This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with the amendment or waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  This Agreement, together with its benefits and subject to its burdens, shall be binding upon and extend and inure to the benefit of the parties to this Agreement, their permitted successors and assigns.

13)                              MICHIGAN LAW GOVERNS   This Agreement shall be construed in accordance with and governed by the laws of the State of Michigan, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.  For purposes of litigation and any other legal interpretation, this Agreement shall be deemed as if it was executed in Troy, Michigan, USA.

14)                              HEADINGS FOR REFERENCE   The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.  Each provision of this Agreement shall be  interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement be deemed to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15)                              NO WAIVER   The waiver by one party of the performance of any covenant or condition under this Agreement shall not invalidate this Agreement, nor shall it be considered to be a waiver by such party of any other covenant or condition under this Agreement.  The waiver by either or both parties of the time for performing any act shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time.  The exercise of any remedy provided by law and the provisions of this Agreement for any remedy shall not exclude other remedies unless they are expressly excluded

IN WITNESS WHEREOF, the parties have caused in this Agreement to be duly executed as of the date and year first above written.

Accepted and Agreed:

Scio Diamond Technology Corporation
Michael W. McMahon
Chief Executive Officer

Grace Rich Limited

By

Name:

Title: